L E A S E


         THIS LEASE is made and entered into on December 31, 1998, between FRANCES GOODWIN, Trustee of the Lois Martinez Trust, hereinafter called Landlord, and CHALONE WINE GROUP, LTD., a California Corporation, hereinafter called Tenant.


         Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord the real property commonly known as Napa County APN 47-272-011, together with all improvements thereon, in the County of Napa, State of California, described in Exhibit "A" attached hereto, which is hereinafter called "the premises".


         THIS LEASE is made upon the following terms and conditions:


         1. Term.  The term of said Lease  shall be for a period of  twenty-five
(25) years, commencing on January 1, 1999, and ending on December 31, 2023. Each "lease year" shall run from January 1 through the succeeding December 31.


         2. Purpose and Negation of Partnership. Tenant shall use or occupy the premises for the purpose of planting, maintaining and operating wine grape vineyards, and no other use shall be made by Tenant without Landlord's prior written consent. Landlord shall not become or be deemed to be a partner or a joint venturer with Tenant by reason of the provisions of this Lease.


         3. Rent.


            A. Base Annual Rent. For the first two (2) lease years, Tenant shall pay a base annual rental for the premises of $74,250, payable in advance in semi-annual installments of $37,125 each on December 31, 1998, July 1, 1999, December 31, 1999 and July 1, 2000. For the third (3rd) through tenth (10th) lease years, Tenant shall pay a base annual rental of $99,000, payable in advance in semi-annual installments of $49,500 each on December 31 and July 1 of each year, commencing on December 31, 2000. For the eleventh (11th) through twenty-fifth (25th) lease years, Tenant shall pay a base annual rental of $113,850, payable in advance in semi-annual installments of $56,925 each on December 31 and July 1 of each year, commencing on December 31, 2008, together with the adjustments provided in Subparagraph B.

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            B.  Adjustment of Base Annual Rent.  The base annual rental shall be subject to adjustment commencing on January 1, 2010, and on January 1 every lease year thereafter, by multiplying the preceding year's annual rental by
1.03. For example, the adjustments for the twelfth (12th) and thirteenth (13th) lease years shall be as follows:


            Effective on Jan. 1, 2010: 113,850 x 1.03 = $117,265.50/annum


            Effective on Jan. 1, 2011: 117,265.50 x 1.03 = $120,783.46/annum


            C. All rent shall be paid to Landlord or Landlord's designee at World Savings Bank, Account No. 70118813-8, 1310 Second Street, Napa, California 94559, or any other address specified by Landlord in writing. Rent not paid when due shall bear interest from the date due at the rate of 10% per annum.


         4. Taxes.


            A. Personal Property Taxes: Tenant shall pay before delinquency all taxes, assessments, license fees and other charges that are levied and assessed against Tenant's personal property installed or located in or on the premises and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments.


            B. Real Property Taxes: Tenant shall pay all real property taxes and general and special assessments (including all taxes imposed upon or measured by gross rentals which are hereinafter enacted to supplement or replace any portion of State, County, City, School District or other local governmental real property taxes or assessments) which are levied and assessed against the premises for all land and improvements and for all assessments against the premises resulting from the inclusion of any valuation placed upon Tenant's personal property.


         Each year Landlord shall furnish Tenant a copy of the tax bills within twenty (20) days after Landlord's receipt of said bills. Tenant shall pay said taxes directly to the Napa County Tax Collector or other authorized taxing authority semi-annually not later than two (2) days preceding the taxing authority's delinquency date. The 1998-1999 taxes and the taxes for the final fiscal tax year of the lease term shall be prorated.

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        5.  Improvements.  Tenant  shall  plant  wine  grape  vineyards  on any unplanted usable areas, which shall be planted, maintained and operated according to the reasonable and customary standards practiced in Napa County. Tenant may remove from the usable unplanted portions of the premises any vegetation or improvements which are not useful in or are harmful to the planting, maintenance and operation of vineyards. Tenant may construct such improvements (including drainage facilities, water wells, irrigation facilities, frost control systems, roads and fences, but excluding any buildings) as are reasonably necessary for the maintenance and operation of the vineyards. No underground storage tanks for fuels, chemicals, hazardous or toxic substances shall be installed or maintained by Tenant on the premises.


         All planting, maintenance, farming and replacements of vineyards and installation of related improvements on the premises shall be at Tenant's expense. The varieties and spacing of the vines planted, the methods of budding and trellising the plants, and all other farming decisions shall be within the discretion of the Tenant, provided that Tenant conforms to reasonable and customary standards in Napa County.


         All improvements planted, constructed or installed on the premises by Tenant shall be owned by Tenant until the termination of the Lease. All improvements on the premises at the expiration or termination of the Lease term shall, without compensation to Tenant, then become Landlord's property free and clear of all claims to or against them by Tenant, subject to the provisions of Paragraph 13.


         6. Removal of Existing House and Maintenance and Replacement of Other Improvements.


            A. Prior to the commencement of the term, Landlord shall remove the existing residence and shed from the premises at Landlord's cost. Other than said removal of the house and shed by Landlord, Tenant accepts the premises in "AS IS" condition, and Landlord shall not be required to furnish any services, perform any corrective work, or to make any repairs or replacements of any kind in or upon the premises and the improvements thereon.

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            B.  Throughout  the Lease  term,  the  Tenant at its sole cost shall diligently maintain, repair and replace the premises and all improvements thereon in good condition and repair and in conformance with all applicable laws, rules, ordinances, orders and regulations of all governmental agencies having jurisdiction. Tenant may determine the manner in which the vineyard improvements are maintained, repaired, replaced and operated in its reasonable discretion, provided that Tenant shall conform with all reasonable and customary standards then in effect in Napa County. Tenant shall promptly and diligently replant all missing, diseased or dead vines. If the Tenant determines in its sole discretion that it can no longer continue to replant missing vines and to farm the vineyards with an economic return satisfactory to Tenant, the Tenant may terminate this Lease. Upon such termination, Landlord in its sole discretion shall instruct Tenant to either leave all vineyard improvements in their existing condition or to remove any portions or all of the vineyard improvements which Landlord designates, and Tenant shall at its sole cost diligently perform Landlord's instructions.


         7. Compliance with Laws. Tenant at its sole cost shall comply with all laws applicable to the premises or Tenant's use of the premises and shall alter, repair, or restore the premises as required to comply with such laws. Tenant shall not cause or permit to be stored, used or disposed upon the premises any toxic or hazardous substances as such substances are defined under any federal, state or local laws or regulations. Notwithstanding the foregoing, Tenant may utilize all reasonable and ordinary farm chemicals, pesticides and fertilizers for the vineyards planted, farmed and maintained on the premises, whether or not said chemicals are toxic, provided that said chemicals are utilized only in reasonable amounts and in conformity with all laws and regulations existing from time to time regarding the use of such materials and are not stored on the premises. Tenant shall indemnify and hold Landlord harmless against any claims, damages, losses, fines, liabilities and required remediation costs for any contamination resulting from Tenant's causing or allowing the storage, use or dispensing of any hazardous or toxic substances on or about the premises.

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         8. No   Warranties  or  Representations  By  Landlord;  Tenant's  Prior
Inspection.


            A. Landlord makes no warranties, either express or implied, concerning the condition of the premises or any improvements thereon, the dimensions, boundaries or acreage, either gross or net plantable, the possibilities that any encroachments or prescriptive use rights of other parties might exist, the zoning or potential uses, the suitability of the premises and any improvements thereon for any uses Tenant may intend to make of the same, the soil types, conditions or percolation rates, the sufficiency of or availability of water sources or public utilities services, the surface waters drainage onto and off of the premises, the possibilities that hazardous substances have contaminated any portion of the premises, or any other material facts whatsoever concerning the premises.


            B. Tenant acknowledges that Landlord and its attorneys and other representatives have made no representations of facts nor warranties, express or implied, concerning the premises, nor has Tenant relied upon Landlord and such representatives to make any disclosures of material facts nor provide any relevant information. Tenant owns property adjacent to the premises and has better knowledge than Landlord of the conditions of the property which are relevant to Tenant.


            C. Prior to signing this Lease, Tenant conducted an initial inspection of the premises and all improvements thereon. Within 90 days after signing this Lease, Tenant shall complete its inspection of the premises and all improvements thereon and of all public regulations and land use planning matters relating to the same and of all facts material to Tenant relating to the premises, including, but not limited to, the matters described above concerning which Landlord has disclaimed any warranties. If Tenant is dissatisfied with any matters discovered from Tenant's inspection for any reasons whatsoever in Tenant's sole and unrestricted discretion, Tenant shall give written notice to Landlord on or before March 31, 1999 that this Lease is terminated, and all rights and obligations of all parties to this Lease shall thereupon terminate, and Landlord shall refund both the $37,125 rental payment and the $12,375 option payment to Tenant on or before May 31, 1999 with no interest charged. If Tenant does not so terminate, Tenant shall be deemed to have thoroughly examined and to have approved all conditions of the premises and to have accepted the premises in their "AS IS" condition.

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

         9. Inspection. Landlord or its agents may enter the premises at all reasonable times after giving Tenant reasonable prior notice to examine the premises and for all other lawful purposes.


        10. Destruction. If, during the term, the premises or Tenant's vineyard improvements on the premises are totally or partially damaged or destroyed by fire, flood, earthquake, disease, blight, infestation, or any other casualty
(whether or not covered by insurance) rendering the premises totally or partially unusable, unproductive or inaccessible, Tenant shall restore the premises to substantially the same condition as they were in immediately before such damage or destruction. Tenant may elect to terminate this lease if substantial damage or destruction occurs any time which is not caused by Tenant's negligence, breach or failure to farm or maintain the vineyards in conformance with customary standards. If Tenant terminates the lease, Tenant shall at Tenant's sole cost remove the damaged or destroyed improvements in compliance with Landlord's reasonable instructions. If Tenant does not terminate the lease, there shall be no abatement or reduction of rent.


        11. Condemnation. Condemnation actions are unlikely against the premises, which are located in an agricultural portion of Napa County. If a portion of the premises is condemned by a condemning authority taking possession of said portion pursuant to an order for immediate possession, judgment or other order in a condemnation action, the Lease shall continue with respect to the remaining portion of the premises not condemned until expiration of the lease term. The parties agree that the Base Annual Rent, as adjusted pursuant to Paragraph 3.B, shall be proportionately reduced to adjust for the number of actual plantable acres taken by such condemnation, but no other rent abatement shall be allowed.


         The entire amount of any condemnation award shall belong to and be paid solely to Landlord, except Tenant shall receive from the award that portion awarded to compensate Tenant for the vineyards and other leasehold improvements constructed by Tenant and for Tenant's reasonable removal and relocation expenses for relocatable personal property and equipment. Tenant shall not receive any portion of said award as compensation for Tenant's business good will, the value to Tenant of this Lease, or any other intangible property interests of Tenant.

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

        12. Indemnification and Insurance Provided by Tenant.


Tenant shall indemnify Landlord and save Landlord harmless in every way from any and all loss and liability for damage to property or injury to life that may arise by reason of Tenant's occupation or use of the premises, including all offsite roadways which are used by Tenant for access to and from the premises, other than by Landlord's gross negligence or willful misconduct. Tenant shall also reimburse Landlord for all costs, charges and expenses (including reasonable attorneys' fees) incurred by Landlord as a result of any such damage to property or injury to person, including, but not limited to, persons who are employed or are performing labor or services upon the premises. In this connection, Tenant shall, at its own expense, provide and maintain public liability and property damage insurance with a single combined liability limit of TWO MILLION DOLLARS ($2,000,000) for each occurrence, which shall protect Tenant as named insured and Landlord as an additional insured. Said insurance shall be with companies and in form reasonably satisfactory to Landlord, and duplicate policies and certificates of insurance shall be furnished to Landlord, with Landlord guaranteed advance written notice of cancellation.


         Tenant waives all claims against Landlord for injury to life and damage to goods, wares, merchandise or other property in or upon the said premises, whether belonging to Tenant or third persons, resulting from any cause whatsoever, other than by gross negligence or willful misconduct of Landlord.


         Tenant shall indemnify Landlord and save Landlord harmless in every way from any and all loss and liability from mechanics' and materialmen's liens and from any and all other liens, judgments or encumbrances created or suffered by Tenant and shall reimburse Landlord for all costs, charges and expenses (including reasonable attorneys' fees) incurred by Landlord as a result of any such liens, judgments and encumbrances so created.


         Tenant, at its cost, may maintain a tenant's policy of standard and extended coverage insurance, with any vandalism and special form endorsements desired by Tenant, on its vineyards and other improvements, equipment and personal property. Said insurance shall contain provisions in form reasonably satisfactory to Landlord waiving all rights of subrogation against Landlord with

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respect  to losses  payable  by said  insurance,  other  than  losses  caused by
Landlord's gross negligence or willful misconduct.


         Tenant shall maintain at its own cost and expense during the term of this Lease all workmen's compensation insurance coverage required by the State of California, and shall require all parties hired by Tenant as independent contractors who perform labor or services upon the premises to procure the workmen's compensation insurance required by the State of California prior to commencing any labor or services upon the premises and to maintain such insurance coverage at all times during the performance of labor or services upon the premises.


        13. Termination Upon Default. If Tenant defaults in the payment of the rent, or any part thereof, or if Tenant shall at any time fail or neglect to perform or observe any of the covenants, conditions and agreements herein contained, and said default shall continue for a period of thirty (30) days after Landlord has given Tenant written notice of such default, or if Tenant abandons, vacates or surrenders the premises, then Landlord may, at Landlord's election: (a) immediately terminate this Lease, and Landlord, or Landlord's agents, may thereupon demand possession of and enter upon the premises, or (b) without terminating this Lease, re-let the premises or any part thereof for the account of Tenant at such rent and for such time and upon such terms as Landlord may see fit, and Tenant shall pay any deficiency by which said rental falls short of satisfying all rent provided in Paragraphs 3.A and 3.B. In the event of a re-entry by Landlord as herein provided, Landlord may harvest all crops and remove all property on the premises, whether belonging to Tenant or third persons, and may store the same in any public warehouse or elsewhere and may sell all harvested crops at the cost and for the account of Tenant.


         The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of rental by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular rental so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of rental. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

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         Landlord  is not limited to the  remedies  herein  enumerated,  but may likewise assert any other or additional remedies available to Landlord at law or in equity.


        14. Obligation of Tenant Upon Termination. Tenant agrees to deliver up the premises with all improvements to Landlord without demand or notice at the expiration of the term of this Lease, or upon the sooner termination thereof. Should Tenant hold over after the expiration of this Lease or any extension or renewals thereof, Tenant shall be deemed to hold the premises as a tenant from year to year under the same terms and conditions as in this Lease set forth, except all rents provided in Paragraphs 3.A and 3.B shall be increased by twenty-five percent (25%).


        15. Notices. Notices and demands by either of the parties hereto may be given by hand delivery, facsimile transmission, or certified, registered or express mail, postage prepaid, addressed to the other party at the addresses hereinafter set forth. Notices given by hand delivery shall be effective upon receipt. Notice sent by facsimile shall be effective one (1) day after the sender receives confirmation that the facsimile has been received by the recipient. Notices sent by certified, registered or express mail shall be effective three (3) days after the date mailed, provided, however, that if return receipt is requested, the notice shall be effective when the return receipt is signed by the recipient. Either of the parties may from time to time designate other addresses and facsimile numbers by notice in writing to the other. The addresses and facsimile numbers are:

                           Landlord:        Frances Goodwin, Trustee of the
                                            Lois Martinez Revocable Trust
                                            dated January 9, 1991
                                            211 E. Spring Street
                                            Napa, California 94559
                                            Facsimile: c/o Jeff Salsman
                                                       (707) 257-5137

                           Tenant:          Chalone Wine Group, Ltd.
                                            Attention: W. Phillip Woodward
                                            621 Airpark Road
                                            Napa, California 94558-6272
                                            Facsimile: (707) 254-4204

        16. Landlord's Sale, Assignment or Transfer. Subject to the provisions of Paragraph 22, if Landlord sells, conveys, assigns or transfers this Lease or the real property and improvements which comprise the premises, Landlord shall be released and discharged from any liabilities

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thereafter accruing under this Lease,  including any obligations with respect to
Tenant's prepaid rent, if Landlord's successor in right, title or interest has assumed in writing, for the benefit of Tenant, all obligations of Landlord under this Lease and the option provided in Paragraph 21.


        17. Tenant's Assignment. Tenant shall not assign this Lease, nor any interest therein, nor sublet the premises or any part thereof, either voluntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Upon any such assignment or subletting, Tenant shall remain jointly and severally liable for all obligations of the Tenant set forth in this Lease. Notwithstanding this limitation, Tenant may assign, transfer or convey this Lease or any partial interest therein to any joint-venture, partnership, corporation, or limited liability company in which Tenant maintains at least one-half (1/2) ownership as a joint-venturer, partner, shareholder, or member.


         18. Subordination and Estoppel Certificate. This Lease is and shall be subordinate to any deed of trust or other encumbrance executed and recorded by Landlord after the date of this Lease affecting the premises securing loans with an aggregate total not exceeding $500,000 (collectively the "Deed of Trust"), provided that each such loan shall be limited to those sums which are reasonably necessary for the care and benefit of Lois Martinez or the payment of estate taxes due after her death.


         Each subordination agreement shall contain the following provisions:


         (a) If the Deed of Trust beneficiary (the "Beneficiary") or any other transferee (collectively the "Successor") acquires the title or interests of the Landlord in the Lease or the premises by foreclosure sale under such deed of trust or by deed in lieu of foreclosure (collectively the "foreclosure"), the Lease and all rights of Tenant thereunder shall remain in full force and effect and shall not be terminated nor shall Tenant's rights to possession of the premises be disturbed by the Successor, so long as Tenant fully performs all provisions of the Lease and is not in default under any provision beyond any grace or cure period therein.


         (b) Beneficiary shall not be bound by any modifications or amendments to the Lease made without Beneficiary's written consent.

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

         (c) Beneficiary shall give Tenant prompt written notice of the recordation of the encumbrance so that Tenant may record a request for notice of default and notice of sale pursuant to Civil Code Section 2924b, or any amendments to or recodifications of Section 2924b,


         (d) If Beneficiary gives Tenant written notice that Landlord is in default under the Deed of Trust or the note secured thereby and demands that Tenant pay rent, taxes or other sums due under the Lease to Beneficiary, Tenant shall pay such sums directly to Beneficiary,


         (e) Tenant shall attorn to any Successor upon foreclosure under the Deed of Trust.


         (f) Successor shall not be subject to any claims, defenses or offsets which Tenant might have against Landlord under the Lease which accrue prior to foreclosure, nor be bound by any prepaid rent paid more than thirty (30) days preceding the payment date provided in the Lease for such rent.


         (g) Successor shall assume and perform all duties of the Landlord under the Lease accruing after the date of foreclosure.


         The loan terms and documents for each loan secured by a Deed of Trust shall be subject to Tenant's prior review to determine that such terms and documents are commercially reasonable and to Tenant's prior written consent, which consent shall not be unreasonably withheld. Tenant shall cooperate with Landlord and shall reasonably approve and execute any subordination agreement or any modification to the non-disturbance provisions herein which are required by a Beneficiary as a condition of making a secured loan to Landlord, provided that such subordination agreement and modifications are reasonable and provide Tenant comparable protection to the provisions herein.


         Tenant may encumber or grant a security interest in this lease or the crops grown on the premises for any period, but not extending beyond the term of this lease.


         Tenant and Landlord shall, within ten (10) days after receiving a written request from the other, execute and deliver to the requesting party an estoppel certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The estoppel certificate also shall state the amount of the current base annual and

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

any adjustment pursuant to Paragraph 3.B, the dates to which the rents have been paid, and the amount of any security deposit or prepaid rent.


        19. No Security Deposit. No security deposit shall be required from Tenant as a security for the performance by Tenant of the provisions of this Lease.


        20. Miscellaneous.


            A. Time shall be of the essence of this agreement and the performance of all the terms thereof.


            B. This agreement shall be binding upon and inure to the benefit of all successors in right, title or interest and all permitted assignees or subtenants of the parties hereto.


            C. The obligations of all of the parties hereto are joint and several.


            D. This agreement shall be interpreted and enforced according to the laws of the State of California.


        21. Tenant's Option To Purchase.


            A. Grant Of Option. Landlord hereby grants to Tenant an option to purchase from Landlord, for the purchase price specified in subparagraph D, the real property and improvements thereon described as the "premises" on Page 1 and in Exhibit "A" attached hereto, which is called the "Option Property" for the purposes of this Paragraph 21.


            B. Option Consideration. The total option consideration is the sum of $49,500, which shall be paid in four installments of $12,375 each payable on December 31, 1998, July 1, 1999, December 31, 1999 and July 1, 2000. None of the option consideration payments shall be credited against the purchase price provided in subparagraph E.


            C. Term Of Option. The term of this option shall commence on the first day of the thirty-sixth (36th) month following the month of the death of Lois Martinez or on the first day of the one hundred twentieth (120th) month of the lease term, whichever first occurs, and shall

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

terminate at 5:00 p.m. on the Thirtieth (30th) calendar day following the date of commencement of the option term. This option may not be extended by Tenant for any successive option term whatsoever. Landlord shall give Tenant written notice of the date of death of Lois Martinez within thirty (30) days after her death.


            D. Exercise Of Option. Tenant may exercise this option by giving Landlord written notice of exercise of this option at any time after commencement of the option term and on or before 5:00 p.m. on the thirtieth
(30th) day following the commencement of the option term. Paragraph 22 below provides Tenant additional rights to exercise the Option.


            E. Purchase Price. Upon exercise by Tenant of this option, the total purchase price of the Option Property described in subparagraph A shall be the sum of $1,100,000.00, with no credit given for any part of the option and rental payments. The purchase price shall be reduced by the principal amount (excluding all costs, attorney's fees, interest and other non-principal amounts) of any condemnation award paid to Landlord as described in Paragraph 11.


            F. Escrow.


               (1) Tenant has obtained a preliminary title report from First American Title Company of Napa for the option property and has approved all title matters disclosed by said preliminary title report. Title to the Option Property shall be free of encumbrances, easements, restrictions, rights and conditions of record or caused by Landlord, other than such items as existed on the date of the commencement of the term of this Lease and the lien for current real property taxes and assessments which are not due at the time of close of escrow.


               (2) Landlord shall furnish Tenant, at Tenant's expense, a standard California Land Title Association policy insuring title in Tenant to the Option Property subject only to the liens, encumbrances, easements, restrictions, rights and conditions as described in subparagraph (1) above.


               (3) Subject to the provisions of subparagraph H below, escrow instructions signed by Landlord and Tenant shall be delivered to First American Title Company of Napa, or another escrow company of Tenant's choice, which shall provide for the closing of escrow thirty

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

(30) calendar days after Tenant's exercise of this option. The rental accruing pursuant to this Lease shall be prorated as of the date of close of escrow. Tenant is responsible for all real property taxes accrued but unpaid through the date of close of escrow. Tenant shall pay all costs of escrow, including the County of Napa and any other applicable transfer taxes. The entire purchase price shall be paid in cash on close of escrow.


               (4) Landlord and Tenant shall cooperate with each other in accomplishing a tax deferred exchange by the other, provided that the party for whose benefit the exchange is accomplished shall pay all additional fees and costs resulting from their exchange, and such exchange shall not delay the close of escrow.


            G. Risk Of Loss From Partial Or Total Destruction of Premises. If Tenant exercises this option, Tenant shall bear the entire risk of all damages or losses from any partial or total destruction of the Option Property from any and all causes which have already accrued prior to or which occur after the exercise of the option, but Tenant may rescind its exercise of the option in the event that substantial uninsured casualty losses occur before the close of escrow.


            H. Noticed Foreclosure Proceedings. If Landlord's title or interests in the Option Property are at any time subject to a noticed foreclosure sale pursuant to any encumbrance executed or suffered by Landlord, Tenant shall have the option, but shall not be required, to pay off the full amount of the encumbrance required to be paid to cancel any such foreclosure sale which has been noticed and to credit said payment in full against the purchase price specified in subparagraph E, in which event the term of the option described in subparagraph C shall be modified to commence upon the date of such payment by Tenant to cancel such sale, and the time within which Tenant may exercise the modified option pursuant to subparagraph D shall expire on the thirtieth (30th) day following such payment by Tenant.


            I. Quitclaim Deed. If Tenant fails to exercise this option within the time required by subparagraph C or G or fails to tender into escrow complete performance of all provisions of this Paragraph 24 required to be performed on Tenant's part within the 30 day escrow closing period required by subparagraph F(3), this option shall fully and finally terminate, and Tenant shall promptly execute and record a quitclaim deed of the Option Property to Landlord.

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

        22. Right of First Offer. If Landlord makes the decision to sell all or any part of Landlord's interests in the premises, Landlord shall first give written notice to Tenant of Landlord's decision to sell, and Tenant shall have thirty (30) days after receipt of such notice from Landlord to exercise its Option to purchase the entire premises by giving Landlord written notice of exercise as provided in Paragraph 21.D. If Tenant fails to exercise its option to purchase within said thirty (30) day period, Tenant's option shall continue as provided in Paragraph 21, and Landlord may offer and sell any part or all of such interests to any other parties upon any terms Landlord in its sole discretion determines are acceptable to Landlord, subject however to this Lease and Tenant's option rights under Paragraph 21.


        23. Arbitration and Attorneys Fees.


            A. All Claims and causes of action to enforce the  provisions  or to recover damages or other relief for breach of the Lease shall be resolved by binding arbitration conducted pursuant to the Commercial Arbitration Rules and all applicable procedures of the American Arbitration Association then in effect with a single arbitrator who is an attorney with substantial real estate practice experience. The arbitrator shall have the same powers as a Superior Court Judge to order in the award all injunctive, declaratory or other relief or remedies which could be entered in an action filed in the Napa County Superior Court upon the same causes of action, and the arbitrator may retain continuing jurisdiction when appropriate to make further determinations or to enforce the award. If the American Arbitration Association ceases to exist or its arbitration services become unavailable within 50 miles of the City of Napa, a comparable arbitration service and its procedural rules shall be utilized.


            B. The prevailing party in any such arbitration proceedings to enforce the provisions of this Lease or to recover damages for any breach thereof and any court action to enforce any arbitration award or order or for other relief shall be awarded their reasonable attorneys fees and costs incurred, with the reasonable amount thereof to be fixed by the arbitrator or Court rendering the award, order, determination or judgment.


            NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE

"ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTE" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISIONS IS VOLUNTARY.


            WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

            /s/ FG                                     /s/ WPW
          ------------                               ------------
            Landlord                                     Tenant


        24. Trustee's Warranty of Authority. Without modifying or waiving any provisions of Paragraph 8, Frances Goodwin warrants to Tenant that she is the sole qualified and acting trustee of the Lois Martinez Revocable Trust dated January 9, 1991, as set forth in the Certificate of Trust attached hereto as Exhibit "B", which remains in effect unmodified through this date, and as such Trustee has the power and authority to execute this Lease on behalf of said trust and has not caused the Trust to enter into any agreement or other obligation and has no knowledge of any obligation of the Trust that is inconsistent with the rights granted to Tenant hereunder.


        25. Integration. Landlord and Tenant agree that this Lease supersedes all of their prior oral and written agreements and negotiations, including those of their respective agents, attorneys, accountants, employees or other representatives concerning this lease, that this written Lease shall constitute the sole and only agreement between them, that no other oral or written agreements concerning this Lease shall remain or exist, and that no modifications or amendments to this Lease shall be enforceable unless and until the same are reduced to a written amendment signed by both Landlord and Tenant.


DATED:  December 30, 1998  LANDLORD:

    /s/ Frances Goodwin
---------------------------------------------
Frances Goodwin, Trustee of the Lois Martinez
Revocable Trust dated January 9, 1991

DATED: December 31, 1998   TENANT:
       -----------         -------

CHALONE WINE GROUP, LTD.,
A California corporation

By:      /s/ W. Philip Woodward
    ------------------------------------

Its:     Chairmain
     -----------------------------------


Attest:  /s/ Daniel E. Cohn
        --------------------------------
         Daniel E. Cohn, Secretary


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